UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2006

MERCER INTERNATIONAL INC.
(Exact name of Registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation or organization)

000-51826                 47-0956945
(Commission File Number)   (I.R.S. Employer Identification No.)

Suite 2840, 650 West Georgia Street, Vancouver, B.C., V6B 4N8, Canada
(Address of Office)

(604) 684-1099
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

New Revolving Term Credit Facility for Mercer's Celgar Pulp Mill

Effective May 25, 2006, Mercer International Inc.'s wholly-owned subsidiary, Zellstoff Celgar Limited Partnership ("ZCL"), the owner and operator of the Celgar pulp mill, arranged a new revolving term credit facility in a maximum amount of CDN. $40,000,000 (the "New Facility") pursuant to a credit agreement dated for reference May 19, 2006 (the "Credit Agreement") with CIT Business Credit Canada Inc. as agent (the "Agent") and lenders that are from time to time parties thereto (the "Lenders"). The New Facility replaces ZCL's former U.S. $30,000,000 revolving credit facility with Royal Bank of Canada (the "RBC Facility").

The following is a brief summary of certain selected terms of the Credit Agreement. It does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1.

Overview

The Credit Agreement provides for a maximum CDN. $40,000,000 revolving line of credit, subject to borrowing base and availability reserve restrictions. Pursuant to the Credit Agreement, the Agent is agent for all prospective lenders as well as being the sole original lender. The Credit Agreement provides for advances in U.S. and Canadian currency. In addition, it establishes letter of credit and foreign exchange contract sublines.

Term

The Credit Agreement shall mature on May 25, 2009 unless otherwise renewed. It may be extended for successive one year periods upon notice by ZCL and acceptance of each such extension by the Lenders.

Facility Purpose

An initial advance under the New Facility was utilized by ZCL to repay amounts outstanding under the RBC Facility and subsequent advances may be used for working capital and other general corporate purposes.

Types of Advances

Advances may be made in either Canadian or U.S. funds and shall accrue interest at short-term fixed or variable rates. Subject to the adjustments set out in the Credit Agreement, fixed rate borrowings may be for one, two or three month terms at the option of ZCL.

Interest on Advances

For:

(i)	Canadian currency variable rate advances, the interest rate shall be Canadian Imperial Bank of Canada's ("CIBC") "prime" rate of interest, plus 0.50%;

(ii)	Canadian currency fixed rate advances, the interest rate shall be a rate based on an average of annual rates applicable to the Canadian dollar banker's acceptances for the specified term, plus 2.25%;

(iii)	U.S. currency variable rate advances, the interest rate shall be CIBC's U.S. "base" rate of interest, plus 0.50%; and

(iv)	U.S. currency fixed rate advances, the interest rate shall be a rate based on the London Interbank Offered Rate for U.S. dollar deposits having a comparable maturity period, plus 2.25%.

Security

The New Facility is secured by ZCL's working capital, consisting of inventory, accounts receivable and related intangible assets and is guaranteed by Mercer International Inc.

Maximum Availability and Mandatory Prepayments

The New Facility is supported by ZCL's eligible inventory and eligible accounts receivable. Notwithstanding the CDN. $40,000,000 limit, the maximum amount available to be drawn under the New Facility at any one time (the "Outstanding Exposure") may not exceed the sum of (i) 85% of the aggregate amount of eligible accounts receivable (90% where such accounts are insured); and (ii) a percentage of value of eligible inventory varying between 65% and 85%, depending upon the method of valuation used, less certain availability reserves (the "Borrowing Base"). If at any given time the Outstanding Exposure exceeds the Borrowing Base, ZCL is required to repay the difference.

Covenants

The Credit Agreement contains a number of positive and negative covenants customary to credit agreements of this nature.

The Credit Agreement also contains restrictions on the ability of ZCL to incur further indebtedness, grant further liens over its property, undergo fundamental changes to its structure, make certain investments, loans, advances, guarantees and acquisitions, enter into swap agreements, make certain restricted payments, enter into transactions with affiliates, sell or discount its receivables, make capital expenditures beyond budgeted limits and undertake other restricted activities specified in the Credit Agreement.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.	Description
10.1
Credit Agreement dated as of May 19, 2006 among Zellstoff Celgar Limited Partnership, as Borrower, and The Lenders from time to time parties thereto, as Lenders and CIT Business Credit Canada Inc., as Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        MERCER INTERNATIONAL INC.

        /s/ David M. Gandossi
        David M. Gandossi
        Chief Financial Officer

Date:  May 30, 2006

MERCER INTERNATIONAL INC.

FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description
10.1
Credit Agreement dated as of May 19, 2006 among Zellstoff Celgar Limited Partnership, as Borrower, and The Lenders from time to time parties thereto, as Lenders and CIT Business Credit Canada Inc., as Agent